Exhibit 99.1

Citrix Reports First Quarter Earnings Results; Year-over-year Quarterly Revenue Growth of 29%; GAAP Diluted Earnings Per Share of $0.24 Versus $0.22 Over Comparable Period Last Year

    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--April 19, 2006--

       Non-GAAP Diluted Earnings Per Share of $0.33 Versus $0.24
                   Over Comparable Period Last Year

    Citrix Systems, Inc. (Nasdaq:CTXS), the global leader in access infrastructure solutions, today reported financial results for the first quarter of fiscal 2006 ended March 31, 2006.

    Financial Results

    In the first quarter of fiscal 2006, Citrix achieved revenue of $260 million, compared to $202 million in the first quarter of fiscal 2005, representing 29 percent revenue growth.

    GAAP Results

    Net income for the first quarter of fiscal 2006 was $45 million, or $0.24 per diluted share, compared to $39 million, or $0.22 per diluted share, for the first quarter of fiscal 2005.

    Non-GAAP Results

    Non-GAAP net income, in the first quarter of 2006 increased 45 percent to $61 million, or $0.33 per diluted share, compared to $42 million, or $0.24 per diluted share, in the comparable period last year. Non-GAAP net income excludes the effects of amortization of intangible assets primarily related to business combinations and the effects of stock-based compensation. Stock-based compensation impacted operating income by approximately $12 million.
    "Our first quarter results were excellent," said Mark Templeton, president and chief executive officer for Citrix. "We had strong top line and earnings growth, and another quarter of very solid cash flow. Our business continued its product license and license update growth, especially in Presentation Server licenses as our customers continued to upgrade to version 4.
    "The results indicate that customers are finding our broad portfolio of products and services to be the most compelling set of access infrastructure solutions on the market."

    Q1 Financial Highlights

    In reviewing the first quarter results of 2006, compared to the first quarter of 2005:

    -- Revenue grew in the America's region by 27 percent; the EMEA region by 26 percent, and the Pacific region by 18 percent;

    --  Product license revenue increased 27 percent;

    -- Online services contributed $32 million of revenue, up 55 percent;

    --  Revenue from license updates grew 22 percent; and,

    -- Technical services revenue, which is comprised of consulting, education and technical support, grew 42 percent.

    Other financial highlights included:

    -- Deferred revenue totaled $292 million, compared to $230 million at March 31, 2005;

    -- Operating margin was 20 percent for the quarter; non-GAAP operating margin was 28 percent for the quarter excluding the effects of amortization of intangible assets primarily related to business combinations and the effects of stock-based compensation expenses; and,

    -- Cash flow from operations was $95 million, compared to $73 million in the first quarter of 2005. This brings total twelve month trailing cash flow from operations to $316 million.

    Financial Outlook for Second Fiscal Quarter 2006

    Citrix management offers the following guidance for the second fiscal quarter 2006 ending June 30, 2006:

    -- Net revenue is expected to be in the range of $259 million to $265 million, compared to $211 million in the second quarter of 2005.

    -- GAAP diluted earnings per share is expected to be in the range of $0.24 to $0.26, compared to $0.16 in the second quarter of 2005. Non-GAAP diluted earnings per share is expected to be in the range of $0.32 to $0.33, excluding $0.03 related to the effects of amortization of intangible assets primarily related to business combinations, and $0.04 to $0.05 related to the effects of stock-based compensation expenses. This compares to $0.27 in the same quarter of the previous year, adjusted to exclude the effects of amortization of intangible assets, amortization of deferred stock-based compensation, and a net tax provision recorded in anticipation of repatriating certain foreign earnings pursuant to the American Jobs Creation Act of 2004.

    The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

    Financial Outlook for Fiscal Year 2006

    For fiscal year 2006, the company expects net revenue to be in the range of $1.07 billion to $1.09 billion, compared to $909 million in fiscal year 2005. The company expects GAAP diluted earnings per share to be in the range of $0.98 to $1.05, compared to $0.93 in fiscal year 2005. Non-GAAP diluted earnings per share to be in the range of $1.33 to $1.37, excluding $0.14 related to the effects of amortization of intangible assets primarily related to business combinations and $0.18 to $0.21 related to the impact stock-based compensation expenses. This compares to $1.17 for fiscal year 2005, when adjusted to exclude the effects of amortization of intangible assets primarily related to business combinations, deferred stock-based compensation, the write-off of in process research and development, the related tax effects of these items and the tax provision related to the repatriation of foreign earnings under the American Jobs Creation Act.

    The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

    Company, Product and Alliance Highlights

    During the first quarter of 2006, Citrix announced:

    -- Citrix(R) GoToMyPC(R) 5, offering breakthrough drag-and-drop file-transfer, a crisp true-color environment, convenient multi-monitor support, performance monitoring and tuning.

    -- Citrix Access Essentials(TM) 1.5, a new version of its secure remote access product for small to mid-sized businesses.

    -- Citrix(R) NetScaler(R) Application Firewall Standard Edition, a new version of its market-leading Web application firewall designed specifically for mid-sized enterprises and business units within large companies.

    -- Citrix Access Gateway(TM) Enterprise Edition, extending its SSL VPN leadership for large customers with a new Access
        Gateway edition that adds increased scalability and performance for the most complex and demanding enterprise environments.

    --  Technology Marketing Corporation (TMC(R))'s INTERNET
        TELEPHONY(R) magazine (www.itmag.com) named Citrix Application Gateway(TM) with Smart Agent, as a recipient of a 2005 Product of the Year Award.

    -- Its board of directors authorized the company to repurchase up to an additional $200 million of Citrix common stock.

    Conference Call Information

    Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.
    The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate Web site at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available through April 21, 2006, by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 7168040).

    About Citrix

    Citrix Systems, Inc. (Nasdaq:CTXS) is the global leader and most trusted name in on-demand access. More than 180,000 organizations around the world rely on Citrix to provide the best possible access experience to any application for any user. Citrix customers include 100% of the Fortune 100 companies and 98% of the Fortune Global 500, as well as hundreds of thousands of small businesses and individuals. Citrix has approximately 6,200 channel and alliance partners in more than 100 countries. Citrix annual revenues in 2005 were $909 million. Learn more at http://www.citrix.com.

    For Citrix Investors

    This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, the statements contained in the Financial Outlook for Second Fiscal Quarter 2006, Financial Outlook for Fiscal Year 2006, and in the reconciliation of non-GAAP financial measures to comparable U.S. GAAP measures concerning management's forecast of revenues and earnings per share, statements regarding existing and new products and services, and management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the success of the company's product lines; the company's product concentration and its ability to develop and commercialize new products and services; the success of investments in its product groups, foreign operations and vertical and geographic markets; the company's ability to successfully integrate the operations and employees of acquired companies, and the possible failure to achieve or maintain anticipated revenues and profits from acquisitions; the company's ability to maintain and expand its core business in large enterprise accounts; the company's ability to attract and retain small sized customers; the size, timing and recognition of revenue from significant orders; the effect of new accounting pronouncements on revenue and expense recognition, including the effects of SFAS No. 123(R) on certain of the company's GAAP financial measures due to the variability of the factors used to estimate the value of stock-based compensation; the company's reliance on and the success of the company's independent distributors and resellers for the marketing and distribution of the company's products and the success of the company's marketing and licensing programs; increased competition; changes in the company's pricing policies or those of its competitors; management of operations and operating expenses; charges in the event of the impairment of assets acquired through business combinations and licenses; the management of anticipated future growth and the recruitment and retention of qualified employees; competition and other risks associated with the market for our Web-based access, training and customer assistance products and appliance products; as well as risks of downturns in economic conditions generally; political and social turmoil; and the uncertainty in the IT spending environment; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

    Use of Non-GAAP Financial Measures

    In our earnings release, conference call, slide presentation or webcast, we may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements and can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

    Citrix(R), NetScaler(R), GoToMyPC(R), Citrix Presentation Server(TM), Citrix Access Gateway(TM), Citrix Access Essentials(TM) and Citrix Application Gateway(TM) are trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.



                         CITRIX SYSTEMS, INC.

              Condensed Consolidated Statements of Income
           (In thousands, except per share data - unaudited)

                                                   Three Months Ended
                                                        March 31,
                                                     2006     2005
                                                 ---------------------
Revenues:
     Product licenses                                $114,185 $90,062
     License updates                                   93,871  77,175
     Online services                                   31,638  20,365
     Technical services                                20,304  14,288
                                                 ---------------------
            Total net revenues                        259,998 201,890

Cost of revenues:
   Cost of product license revenues                     6,631   1,368
   Cost of services revenues                           10,030   4,515
   Amortization of core and product technology          5,001   3,318
      Stock-based compensation                            360       -
                                                 ---------------------
             Total cost of revenues                    22,022   9,201

Gross margin                                          237,976 192,689

Operating expenses:
     Research and development                          30,003  25,065
     Sales, marketing and support                     104,162  94,394
     General and administrative                        35,861  27,308
     Stock-based compensation                          11,189     103
     Amortization of other intangible assets            4,032   2,177
                                                 ---------------------
            Total operating expenses                  185,247 149,047
                                                 ---------------------
Income from operations                                 52,729  43,642
Other income, net                                       6,456   5,088
                                                 ---------------------
Income before income taxes                             59,185  48,730

Income taxes                                           14,506  10,170
                                                 ---------------------
Net income                                            $44,679 $38,560
                                                 =====================

Earnings per common share - diluted                     $0.24   $0.22
                                                 =====================
Weighted average shares outstanding -
    diluted                                           186,013 175,913
                                                 =====================
Adjusted net income                                   $61,087 $42,066
                                                 =====================
Adjusted earnings per share - diluted                   $0.33   $0.24
                                                 =====================

Note: See accompanying reconciliation of non-GAAP financial measures to comparable U.S. GAAP measures (unaudited).






                         CITRIX SYSTEMS, INC.

                 Condensed Consolidated Balance Sheets
                      (In thousands - unaudited)

                                               March 31,  December 31,
                                                 2006         2005
                                           ---------------------------
ASSETS:
Cash and cash equivalents                       $423,192     $484,035
Short-term investments                           157,073       18,900
Accounts receivable, net                         116,418      142,015
Other current assets                              84,779       81,507
                                           ---------------------------
     Total current assets                        781,462      726,457

Restricted cash equivalents and
     investments                                  63,737       63,728
Long-term investments                             95,439       51,286
Property and equipment, net                       76,293       73,727
Goodwill and other intangible assets, net        720,789      729,327
Other long-term assets                            39,139       37,131
                                           ---------------------------
     Total assets                             $1,776,859   $1,681,656
                                           ===========================

LIABILITIES AND
STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses           $154,978     $159,853
Current portion of deferred revenues             274,192      266,223
                                           ---------------------------
     Total current liabilities                   429,170      426,076

Long-term debt                                         -       31,000
Long-term portion of deferred revenues            18,260       19,803
Other liabilities                                  1,352        1,297

Stockholders' equity                           1,328,077    1,203,480
                                           ---------------------------
     Total liabilities and stockholders'
      equity                                  $1,776,859   $1,681,656
                                           ===========================





                         CITRIX SYSTEMS, INC.

            Condensed Consolidated Statement of Cash Flows
                      (In thousands - unaudited)

                                                         Three Months
                                                             Ended
                                                        March 31, 2006
                                                        --------------
OPERATING ACTIVITIES
Net Income                                                    $44,679
Adjustments to reconcile net income to net cash provided
 by operating activities:
   Amortization and depreciation                               15,254
   Stock-based compensation expense                            11,549
   Provision for accounts receivable allowances                 1,766
   Other non-cash items                                         1,052
                                                        --------------
               Total adjustments to reconcile net income
                to net cash provided by operating
                 activities                                    29,621
   Changes in operating assets and liabilities:
        Accounts receivable                                    23,832
        Prepaid expenses and other current assets              (5,335)
        Other assets                                             (706)
        Deferred tax assets, net                               (1,179)
        Accounts payable and accrued expenses                  (2,002)
        Deferred revenues                                       6,427
        Other liabilities                                           4
                                                        --------------
Total changes in operating assets and liabilities              21,041
                                                        --------------
Net cash provided by operating activities                      95,341

INVESTING ACTIVITIES
Purchases of available-for-sale investments, net of
 proceeds                                                    (182,386)
Other                                                            (465)
Purchases of property and equipment                            (8,903)
                                                        --------------
Net cash used in investing activities                        (191,754)

FINANCING ACTIVITIES
Proceeds from issuance of common stock                         92,219
Payments on credit facilities                                 (31,000)
Excess tax benefit from stock option exercises                 14,454
Cash paid under stock repurchase programs                     (40,103)
                                                        --------------
Net cash provided by financing activities                      35,570
                                                        --------------
Change in cash and cash equivalents                           (60,843)
Cash and cash equivalents at beginning of period              484,035
                                                        --------------
Cash and cash equivalents at end of period                   $423,192
                                                        ==============


    Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited)

    We utilize certain non-GAAP financial measures to evaluate our performance. We consider these measures important indicators of our success. In addition, Citrix provides these non-GAAP measures of the company's performance to investors to enable them to, among other things, better compare Citrix's most recent results of operations against financial models prepared by the company's investors and securities analysts, and to provide additional information concerning the impact of business acquisitions on Citrix's results of operations. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States ("GAAP") such as net income and earnings per share and should not be considered measures of our liquidity. In addition, our non-GAAP financial measures may not be comparable to similar measures reported by other companies.
    The following tables reconcile non-GAAP financial measures used in this release to the most comparable GAAP measure for the respective periods (in thousands, except for per share information and percentages):



                         CITRIX SYSTEMS, INC.

     RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF INCOME
      TO THE NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME
           (In thousands, except per share data - unaudited)

                                     Three Months Ended March 31, 2006
                                     ---------------------------------
                                       GAAP      Adjustments  Non-GAAP
                                     ---------------------------------
Revenues:
   Product licenses                  $114,185            -   $114,185
   License updates                     93,871            -     93,871
   Online services                     31,638            -     31,638
   Technical services                  20,304            -     20,304
                                     ---------------------------------
          Total net revenues          259,998            -    259,998
                                     ---------------------------------

Cost of revenues:
   Cost of product license revenues     6,631            -      6,631
   Cost of services revenues           10,030            -     10,030
   Amortization of core and product
           technology                   5,001       (5,001) A       -
   Stock-based compensation               360         (360) B       -
                                     ---------------------------------
          Total cost of revenues       22,022       (5,361)    16,661

Gross margin                          237,976        5,361    243,337

Operating expenses:
   Research and development            30,003            -     30,003
   Sales, marketing and support       104,162            -    104,162
   General and administrative          35,861            -     35,861
   Stock-based compensation            11,189      (11,189) B       -
   Amortization of other intangible
    assets                              4,032       (4,032) A       -
                                     ---------------------------------
          Total operating expenses    185,247      (15,221)   170,026
                                     ---------------------------------

Income from operations                 52,729       20,582     73,311
Other income, net                       6,456            -      6,456
                                     ---------------------------------
Income before income taxes             59,185       20,582     79,767

Income taxes                           14,506        4,174 C   18,680
                                     ---------------------------------
Net Income                            $44,679      $16,408    $61,087
                                     =================================

Earnings per common share - diluted     $0.24        $0.09      $0.33
                                     =================================
Weighted average shares outstanding -
          diluted                     186,013                 186,013
                                     =================================


                                     Three Months Ended March 31, 2005
                                     ---------------------------------
                                       GAAP      Adjustments  Non-GAAP
                                     ---------------------------------
Revenues:
   Product licenses                   $90,062            -    $90,062
   License updates                     77,175            -     77,175
   Online services                     20,365            -     20,365
   Technical services                  14,288            -     14,288
                                     ---------------------------------
          Total net revenues          201,890            -    201,890
                                     ---------------------------------

Cost of revenues:
   Cost of product license revenues     1,368            -      1,368
   Cost of services revenues            4,515            -      4,515
   Amortization of core and product
           technology                   3,318       (3,318) A       -
   Stock-based compensation                 -            -          -
                                     ---------------------------------
          Total cost of revenues        9,201       (3,318)     5,883

Gross margin                          192,689        3,318    196,007

Operating expenses:
   Research and development            25,065            -     25,065
   Sales, marketing and support        94,394            -     94,394
   General and administrative          27,308            -     27,308
   Stock-based compensation               103         (103) B       -
   Amortization of other intangible
    assets                              2,177       (2,177) A       -
                                     ---------------------------------
          Total operating expenses    149,047       (2,280)   146,767
                                     ---------------------------------

Income from operations                 43,642        5,598     49,240
Other income, net                       5,088            -      5,088
                                     ---------------------------------
Income before income taxes             48,730        5,598     54,328

Income taxes                           10,170        2,092 C   12,262
                                     ---------------------------------
Net Income                            $38,560       $3,506    $42,066
                                     =================================

Earnings per common share - diluted     $0.22        $0.02      $0.24
                                     =================================
Weighted average shares outstanding -
          diluted                     175,913                 175,913
                                     =================================

A - To exclude the effects of the amortization of core and product technology and other intangible assets primarily related to business combinations.

B - To exclude the effects of stock-based compensation. For the three months ended March 31, 2006, stock-based compensation expense included $360, $3,657, $4,775, and $2,757, related to cost of services revenues, research and development expense, sales, marketing and support expenses and general and administrative expense, respectively. For the three months ended March 31, 2005, stock-based compensation expense included $103 related to general and administrative expense.

C - To exclude the tax effects of the amortization of core and product technology and other intangible assets related to business combinations and stock-based compensation.






                       Forward-looking Guidance
                       ------------------------
               for the Three Months Ended June 30, 2006
               ----------------------------------------


                                                   Earnings Per Share
                                                    Range - Diluted
                                                ----------------------
U.S. GAAP measure                                   $0.24 to $0.26
Adjustments to exclude the effects of
 amortization of intangible assets                       $0.03
                                                ----------------------
Adjustments to exclude the effects of expenses
 related to stock-based compensation                $0.04 to $0.05
                                                ======================
Non-GAAP figures                                    $0.32 to $0.33
                                                ======================





                       Forward-looking Guidance
                       ------------------------
                for Fiscal Year Ended December 31, 2006
                ---------------------------------------

                                                   Earnings Per Share
                                                    Range - Diluted
                                                ----------------------
U.S. GAAP measure                                   $0.98 to $1.05
Adjustments to exclude the effects of
 amortization of intangible assets                      $0.14
                                                ----------------------
Adjustments to exclude the effects of
 expenses related to stock-based
 compensation                                       $0.18 to $0.21
                                                ======================
Non-GAAP figures                                    $1.33 to $1.37
                                                ======================

    CONTACT: Citrix Systems, Inc., Fort Lauderdale
             Media inquiries:
             Eric Armstrong, 954-267-2977
             eric.armstrong@citrix.com
             or
             Investor inquiries:
             Jeff Lilly, 954-267-2886
             jeff.lilly@citrix.com